Exhibit 10.22.1

The Middlefield Banking Company

Annual Incentive Plan

Potential incentive award for 2014 performance:

Officer	potential cash award as a percentage of annual salary based on achievement of performance goals
	minimum	midpoint	maximum
Tier 1:
[name of officer(s)]	10% of salary	20% of salary	30% of salary
Tier 2:
[name of officer(s)]	10% of salary	15% of salary	20% of salary
Tier 3:
[name of officer(s)]	7.5% of salary	10% of salary	12.5% of salary

Award criteria / performance goals:

For 2014 the performance goals, and the weight assigned to each goal, are –

(1) GAAP net income for 2014 of $[confidential] (minimum), $[confidential] (midpoint), or $[confidential] (maximum) – 60% weight,

(2) reduction of the classified asset coverage ratio to [confidential]% (minimum), [confidential]% (midpoint), or [confidential]% (maximum) – 20% weight. For this purpose classified assets means securities or loans graded substandard, doubtful, or loss, as well as other real estate owned. The classified asset coverage ratio is total classified assets divided by the sum of Tier 1 capital and the allowance for loan and lease losses. The classified asset coverage ratio shall be determined by the Compensation Committee. The Compensation Committee’s determinations concerning the classified asset ratio and concerning all other interpretive questions are final and binding,

(3) regulatory status – 20% weight. If this goal is achieved, the executive will be entitled to the maximum award attributable to this goal. If this goal is not achieved, this goal will account for no award. Regulatory status shall be determined by the Compensation Committee, but it means the existence of or the vulnerability of Middlefield Banc Corp. and The Middlefield Banking Company to –

• serious regulatory criticism expressed in Matters Requiring Attention set forth in reports of examination1,

[1]	Matter Requiring Attention/Matter Requiring Board Attention (“MRA”) are issued by examiners when bank examiners find a deficiency or violation: (a) that has the potential to become a serious problem if not addressed promptly, (b) that can be remedied with defined action, and (c) where examiners are comfortable that management has the ability and desire to address the problem successfully. Although not enforceable, failure to successfully address the identified issues can lead to an enforcement action.

• formal or informal regulatory enforcement action,2

• being considered to be in troubled condition, as defined in FDIC rules at 12 C.F.R. 303.101(c),3

• being considered not well managed, as defined in Federal Reserve Board rules at 12 C.F.R. 225.2(s),4

• being subject to the golden parachute payment limitations of FDIC rules at 12 C.F.R. Part 359,

• being requested or encouraged by a bank regulatory agency to withdraw an application or notice on account of the probability of the application or notice being acted upon unfavorably by the bank regulatory agency,

• being unable to take advantage of expedited processing at the holding company level because of failure to satisfy the well-capitalized criterion of 12 C.F.R. 225.14(c)(1) or the well-managed criterion of 12 C.F.R. 225.14(c)(2), or

• being unable to take advantage of expedited processing at the bank level because of failure to satisfy the criteria of an eligible depository institution, as defined in 12 C.F.R. 303.2(r).5

Serious regulatory criticism can include having or likely to have an unsatisfactory Bank Secrecy Act or anti-money laundering rating, or having or likely to have an unsatisfactory rating for information technology.

For purposes of the Annual Incentive Plan, regulatory status is determined not by actual examination ratings issued by applicable bank regulatory authorities, but is instead a judgment by the Compensation Committee of Middlefield Banc Corp.’s and The Middlefield Banking Company’s ability to obtain prompt regulatory approval of or non-objection to regulatory applications or notice filings and the ability of Middlefield Banc Corp. and The Middlefield Banking Company to take advantage of business opportunities, including but not limited to merger or other expansion opportunities, without significant regulatory obstacles (other than obstacles having to do with antitrust competitive considerations relating to a particular business opportunity). For purposes of 2014 award criteria and the 20% weight given to regulatory status, [confidential] is a preexisting condition that the Compensation Committee will not consider in the Compensation Committee’s determination of regulatory status.6

[2]	including a consent order, cease-and-desist order, formal written agreement, prompt corrective action order, memorandum of understanding, board resolutions requested by a federal or state bank regulatory agency, or similar formal or informal regulatory enforcement actions applicable to the institution or holding company
[3]	an institution (or holding company) is in troubled condition if it has a composite safety and soundness rating of 4 or 5, if it is subject to a formal enforcement action, or if the bank regulatory authority informs the institution (or holding company) in writing that it is in troubled condition
[4]	to be considered well managed the composite safety and soundness rating must be at least satisfactory and the management component rating also must be at least satisfactory
[5]	under 12 C.F.R. 303.2(r) an eligible depository institution is one that has a composite safety and soundness rating of 1 or 2, has a CRA rating of satisfactory or better, has a compliance rating of 1 or 2, is well capitalized, and is not subject to formal or informal regulatory enforcement
[6]	The [confidential].

Assessment of performance:

It is not necessary to achieve minimum performance or better for all three goals in order to earn an incentive payment. An incentive payment is earned as long as performance for at least one of the three goals equals or exceeds the minimum level. Each performance goal is evaluated independently of the other performance goals, so an incentive payment can be earned based on achieving minimum or better performance in one of the three goals even if minimum performance is not achieved for the other goals. If performance for all three goals is less than the minimum level, no incentive payment shall be considered earned and no incentive payment shall be made. If performance for all three goals instead exceeds the maximum, the maximum incentive payment shall be considered earned and shall be paid. The percentage achievement of the midpoint over the minimum and of the maximum over the midpoint will determine the proportionate incentive payment earned and paid for each of the three goals. The Compensation Committee of The Middlefield Banking Company has sole and absolute discretion to interpret and apply this Annual Incentive Plan statement of goals for 2014. The Committee’s conclusions are final and binding. Net income, classified assets, Tier 1 capital, allowance for loan and lease losses, and other financial measures shall be determined by the Committee by reference to the audited, consolidated year-end financial statements of Middlefield Banc Corp. and, in the Committee’s discretion, the quarterly Call Reports filed by The Middlefield Banking Company.

The following illustration is intended merely to clarify application of the performance goals and goal weights.

	if actual performance is . . .	annual incentive payment earned by . . ..
		Mr. A [tier 1 executive, salary $250,000]	Mr. B [tier 2 executive, salary $175,000]	Mr. C [tier 3 executive, salary $125,000]
	at least minimum	$15,000 [10% for achievement of the minimum goal, multiplied by the 60% weight, multiplied by salary]	$10,500 [10% for achievement of the minimum goal, multiplied by the 60% weight, multiplied by salary]	$5,625 [7.5% for achievement of the minimum goal, multiplied by the 60% weight, multiplied by salary]

	between minimum and midpoint	in proportion to the percentage achievement of the midpoint over the minimum	in proportion to the percentage achievement of the midpoint over the minimum	in proportion to the percentage achievement of the midpoint over the minimum

net income – 60% weight	midpoint	$30,000 [20% for achievement of the midpoint goal, multiplied by the 60% weight, multiplied by salary]	$15,750 [15% for achievement of the midpoint goal, multiplied by the 60% weight, multiplied by salary]	$7,500 [10% for achievement of the midpoint goal, multiplied by the 60% weight, multiplied by salary]

	between midpoint and maximum	in proportion to the percentage achievement of the maximum over the midpoint	in proportion to the percentage achievement of the maximum over the midpoint	in proportion to the percentage achievement of the maximum over the midpoint

	maximum or better	$45,000 [30% for achievement of the maximum goal, multiplied by the 60% weight, multiplied by salary]	$21,000 [20% for achievement of the maximum goal, multiplied by the 60% weight, multiplied by salary]	$9,375 [12.5% for achievement of the maximum goal, multiplied by the 60% weight, multiplied by salary]

	if actual performance is . . .	annual incentive payment earned by . . ..
		Mr. A [tier 1 executive, salary $250,000]	Mr. B [tier 2 executive, salary $175,000]	Mr. C [tier 3 executive, salary $125,000]
classified asset coverage ratio – 20% weight	at least minimum	$5,000 [10% for achievement of the minimum goal, multiplied by the 20% weight, multiplied by salary]	$3,500 [10% for achievement of the minimum goal, multiplied by the 20% weight, multiplied by salary]	$1,875 [7.5% for achievement of the minimum goal, multiplied by the 20% weight, multiplied by salary]
	between minimum and midpoint	in proportion to the percentage achievement of the midpoint over the minimum	in proportion to the percentage achievement of the midpoint over the minimum	in proportion to the percentage achievement of the midpoint over the minimum
	midpoint	$10,000 [20% for achievement of the midpoint goal, multiplied by the 20% weight, multiplied by salary]	$5,250 [15% for achievement of the midpoint goal, multiplied by the 20% weight, multiplied by salary]	$2,500 [10% for achievement of the midpoint goal, multiplied by the 20% weight, multiplied by salary]
	between midpoint and maximum	in proportion to the percentage achievement of the maximum over the midpoint	in proportion to the percentage achievement of the maximum over the midpoint	in proportion to the percentage achievement of the maximum over the midpoint
	maximum or better	$15,000 [30% for achievement of the maximum goal, multiplied by the 20% weight, multiplied by salary]	$7,000 [20% for achievement of the maximum goal, multiplied by the 20% weight, multiplied by salary]	$3,125 [12.5% for achievement of the maximum goal, multiplied by the 20% weight, multiplied by salary]
regulatory status – 20% weight	did not achieve goal	0	0	0
	achieved goal	$15,000 [30% for achievement of the goal, multiplied by the 20% weight, multiplied by salary]	$7,000 [20% for achievement of the goal, multiplied by the 20% weight, multiplied by salary]	$3,125 [12.5% for achievement of the goal, multiplied by the 20% weight, multiplied by salary]